UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2005

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1188 East Arques Avenue, Sunnyvale CA	94085-4602
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

1240 Crossman Avenue, Sunnyvale CA 94089-1116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective on February 28, 2005, PalmSource, Inc. (“PalmSource” or the “Company”) entered into a letter agreement with Jeanne Seeley, the Company’s newly appointed Chief Financial Officer, governing the terms of Ms. Seeley’s employment and compensation. Ms. Seeley’s annual compensation will consist of fixed and variable components, including an annual base salary of $300,000 and a variable component of $150,000, 75% of which will be based on the achievement of the Company’s financial goals each quarter and at fiscal year-end and 25% of which will be based on the achievement of individual goals and objectives . In addition, subject to the approval of the Company’s Board of Directors, Ms. Seeley is eligible to receive a stock option grant to purchase 100,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of her date of hire with the balance vesting monthly thereafter. A copy of the letter agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 28, 2005, Ms. Seeley also entered into a Severance Agreement and a Management Retention Agreement with the Company. The Severance Agreement provides that, in the event Ms. Seeley is terminated by the Company for a reason other than cause, death or disability or she voluntarily terminates employment with the Company for good reason (as defined in the agreement), and she signs a release and complies with all terms of the agreement, she is entitled to a severance payment, unless payments are due under her Management Retention Agreement (described below), equal to: (i) a lump sum payment equal to 100% of Ms. Seeley’s annual base salary; (ii) vesting of any shares covered by certain stock options that are unvested and unexpired if the shares otherwise would have vested during the one-year period commencing on the date of termination; (iii) lapsing of 50% of the Company’s repurchase right on the date of termination as to any shares of restricted stock that Ms. Seeley may hold at such time; (iv) payment of COBRA benefits premiums for Ms. Seeley and her eligible dependents for a period of one year; and (v) any unpaid base salary, accrued and unused paid time off and unreimbursed expenses due to Ms. Seeley. The Management Retention Agreement provides that, in the event that a change of control of the Company occurs and within 12 months following the change of control she is terminated involuntarily by the Company other than for cause or she voluntarily terminates employment with the Company for good reason (as defined in the agreement) and signs a mutual release with the Company, then she is entitled to receive from the Company: (i) a lump sum payment equal to 100% of her annual compensation; (ii) continued employee benefits until the earlier of two years from the date of termination or the date upon which she and her dependents become covered under another employer’s comparable plans; (iii) 100% of the higher of her target bonus as in effect for the fiscal year in which the change of control occurs or the target bonus as in effect for the fiscal year in which the termination occurs, in either case prorated by the number of days worked in the year, whichever target bonus is higher; and (iv) acceleration of 100% of the unvested portion of any stock option, restricted stock or other equity compensation she holds at such time. In addition, the Management Retention Agreement provides that if the severance and other benefits provided for by the Management Retention Agreement, or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then she will receive: (i) a payment sufficient to pay such excise tax; and (ii) an additional payment sufficient to pay the excise tax and any taxes arising from the payments made by the Company to her. Copies of Ms. Seeley’s Severance Agreement and Management Retention Agreement are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Effective on February 28, 2005, the Company entered into an agreement with David Limp, amending the terms of Mr. Limp’s employment and compensation with the Company. Pursuant to this amendment, Mr. Limp voluntarily resigned his position as Senior Vice President – Corporate and Business Development and Chief Strategy Officer and assumed the part-time position of Special Projects Advisor. Mr. Limp will serve in this position until August 31, 2005, unless earlier terminated by the Company, and will receive only nominal cash compensation for his employment. Mr. Limp will cease to participate in the Company’s FY2005 Bonus Plan and all of the other benefit plans of the Company, other than the Company’s 401(k) plan. Mr. Limp will, however, continue to vest in his outstanding options and restricted stock for so long as he serves as a part-time employee with the Company and, pursuant to the terms of an indemnification agreement with the Company, which will remain in full force and effect, will continue to be indemnified for specified liabilities. The amendment terminates Mr. Limp’s prior employment related agreements with the Company, including his offer letter, his Management Retention Agreement (other than provisions related to accelerated vesting of his options and restricted stock on a change of control) and his Severance Agreement. A copy of the agreement is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On March 3, 2005, the Company entered into a Severance Agreement and a Management Retention Agreement with Patrick McVeigh, the Company’s recently appointed Senior Vice President of Worldwide Licensing and Sales. The Severance Agreement provides that, in the event Mr. McVeigh is terminated by the Company for a reason other than cause, death or disability or he voluntarily terminates employment with the Company for good reason (as defined in the agreement), and he signs a release and complies with all terms of the agreement, he is entitled to a severance payment, unless payments are due under his Management Retention Agreement (described below), equal to: (i) a lump sum payment equal to 100% of Mr. McVeigh’s annual base salary; (ii) vesting of any shares covered by certain stock options that are unvested and unexpired if the shares otherwise would have vested during the one-year period commencing on the date of termination; (iii) lapsing of 50% of the Company’s repurchase right on the date of termination as to any shares of restricted stock that Mr. McVeigh may hold at such time; (iv) payment of COBRA benefits premiums for Mr. McVeigh and his eligible dependents for a period of time equal to one year; and (v) any unpaid base salary, accrued and unused paid time off and unreimbursed expenses due to Mr. McVeigh. The Management Retention Agreement provides that, in the event that a change of control of the Company occurs and within 12 months following the change of control he is terminated involuntarily by the Company other than for cause or voluntarily he terminates employment with the Company for good reason (as defined in the agreement) and signs a mutual release with the Company, then he is entitled to receive from the Company: (i) 100% of his annual compensation; (ii) continued employee benefits until the earlier of two years from the date of termination or the date upon which he and his dependents become covered under another employer’s comparable plans; (iii) 100% of the higher of his target bonus as in effect for the fiscal year in which the change of control occurs or the target bonus as in effect for the fiscal year in which the termination occurs, prorated by the number of days worked in the year, whichever target bonus is higher; and (iv) acceleration of 100% of the unvested portion of any stock option, restricted stock or other equity compensation he holds at such time. In addition, the Management Retention Agreement provides that if the severance and other benefits provided for by the Management Retention Agreement, or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive: (i) a payment sufficient to pay such excise tax; and (ii) an additional payment sufficient to pay the excise tax and any taxes arising from the payments made by the Company to him. Copies of Mr. McVeigh’s Severance Agreement and Management Retention Agreement are attached hereto as Exhibits 99.5 and 99.6, respectively, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective as of February 28, 2005, and in connection with the appointment of a new Chief Financial Officer for the Company, Ira Cook ceased serving as the Company’s principal financial officer and resumed his position as the Company’s Vice President of Finance. Mr. Cook’s compensation shall return to the compensation levels existing prior to his assumption of the duties of the Company’s principal financial officer.

(c) Effective as of February 28, 2005, Jeanne Seeley has been appointed as the Company’s new Chief Financial Officer. Ms. Seeley, 53, has been consulting in various capacities for non-profit organizations since January 2002. Ms. Seeley was the CFO and senior vice president for Snap Appliances, Inc. from October 2000 to January 2002. Prior to that role, from August 1999 to October 2000, Ms. Seeley was CFO and vice president of Quantum Corporation’s DLT & Storage Systems Group. Prior to that role, from April 1981 to January 1997, Ms. Seeley was with Apple Computer, where, from October 1992 to January 1997, she served as vice-president of finance, Corporate Controller and chief accounting officer. Ms. Seeley has a bachelor’s degree in history and education from the California State University at Northridge.

Ms. Seeley does not have any family relationship with any director or executive officer of the Company. Ms. Seeley’s compensation is described in detail under Item 1.01, above, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

99.1.	Letter Agreement by and between PalmSource, Inc. and Jeanne Seeley.
99.2.	Severance Agreement by and between PalmSource, Inc. and Jeanne Seeley.
99.3.	Management Retention Agreement by and between PalmSource, Inc. and Jeanne Seeley.

99.4.	Agreement by and between PalmSource, Inc. and David Limp.
99.5.	Severance Agreement by and between PalmSource, Inc. and Patrick McVeigh.
99.6.	Management Retention Agreement by and between PalmSource, Inc. and Patrick McVeigh.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: March 4, 2005	By:	/s/ Jeanne Seeley
Jeanne Seeley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Letter Agreement by and between PalmSource, Inc. and Jeanne Seeley.

99.2	Severance Agreement by and between PalmSource, Inc. and Jeanne Seeley.

99.3	Management Retention Agreement by and between PalmSource, Inc. and Jeanne Seeley.

99.4	Agreement by and between PalmSource, Inc. and David Limp.

99.5	Severance Agreement by and between PalmSource, Inc. and Patrick McVeigh.

99.6	Management Retention Agreement by and between PalmSource, Inc. and Patrick McVeigh.